EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference into Consolidated Graphics, Inc. previously filed Registration Statement Files No. 333-42881 on Form S-3, No. 333-57927 on Form S-3, No. 333-63455 on Form S-3, No. 333-65677 on Form S-3,
No. 333-62317 on Form S-4, No. 33-87192 on Form S-8, No. 333-13737 on Form S-8,
No. 333-18435 on Form S-8 and No. 333-66019 on Form S-8 of our report dated April 14, 1998, with respect to the balance sheet of Image Systems, Inc. as of December 31, 1997, and the related statements of income, shareholders equity and cash flows for the year then ended, our report dated September 8, 1998, with respect to the balance sheet of Printing Corporation of America as of July 31, 1998, and the related statements of income, shareholders' equity and cash flows for the year then ended, our report dated August 28, 1998, with respect to the balance sheet of Graphic Technology of Maryland, Inc. as of December 31, 1997, and the related statements of income, shareholders' equity and cash flows for the year then ended and our report dated August 28, 1998 with respect to the balance sheet of The McKay Press, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended, which reports appear in the Form 8-K of Consolidated Graphics, Inc. dated January 28, 1999.

/s/ KPMG LLP

Houston, Texas
January 28, 1999